UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
 February 26, 2009
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 26, 2009, Nuance Communications, Inc. (“Nuance”) announced that it had entered into a definitive Arrangement Agreement (the “Arrangement Agreement”) by and among Nuance, Nuance Acquisition ULC, an unlimited liability corporation existing under the laws of the Province of Alberta and an indirect wholly owned subsidiary of Nuance (“Sub”), and Zi Corporation, an Alberta corporation (“Zi”), pursuant to which Zi will become a wholly owned subsidiary of Sub by way of a statutory plan of arrangement (the “Acquisition”).
The aggregate consideration for the Acquisition is approximately $35 million, consisting of approximately $17 million in cash and $18 million in shares of Nuance common stock. Zi shareholders will receive approximately $0.34 in cash and 0.04 shares of Nuance common stock in exchange for each Zi common share they own. The consideration will be paid to the shareholders of Zi in accordance with the terms of the Arrangement Agreement and the Plan of Arrangement which is an exhibit thereto.
The Acquisition has been approved by both companies’ boards of directors and the closing of the Acquisition is subject to customary closing conditions, including Zi shareholder approval. A copy of the Arrangement Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Acquisition and the Arrangement Agreement is qualified in its entirety by reference to the full text of the Arrangement Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
In accordance with the terms of the Arrangement Agreement, Nuance will issue to the shareholders of Zi approximately $18 million in shares of Nuance common stock upon consummation of the Acquisition. These shares are expected to be issued in reliance upon an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended, for the issuance and exchange of securities approved after a public hearing upon the fairness of the terms and conditions of the exchange by a court authorized by law to grant such approval.
Item 7.01. Regulation FD Disclosure.
On February 26, 2009, Nuance issued a press release announcing that it had entered into the Arrangement Agreement, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

2.1	Arrangement Agreement, by and among Nuance Communications, Inc., Nuance Acquisition ULC, and Zi Corporation, dated February 26, 2009.

99.1	Nuance Press Release, dated February 26, 2009.*

*	This exhibit is “furnished” as part of this Current Report on Form 8-K and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section and may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if, and to the extent, such subsequent filing specifically references this exhibit.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: February 27, 2009	By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Arrangement Agreement, by and among Nuance Communications, Inc., Nuance Acquisition ULC, and Zi Corporation, dated February 26, 2009.

99.1	Nuance press release, dated February 26, 2009.